Exhibit 99.1

FOR IMMEDIATE RELEASE

Lantronix Reports Fiscal 2015 First Quarter Financial Results

— Company Reports GAAP Net Loss of $0.02 Per Share;

5th Consecutive Quarter of Non-GAAP Profitability with

Non-GAAP Net Income of $0.02 Per Share —

Irvine, Calif., October 30, 2014 – Lantronix, Inc. (the “Company”) (NASDAQ: LTRX) a leading global provider of smart IoT (Internet of Things) solutions, today reported results for its fiscal 2015 first quarter ended September 30, 2014.

Financial Highlights for the First Quarter of Fiscal 2015:

▪	Net revenue of $11.5 million
▪	Gross profit margin of 48.5%
▪	GAAP net loss of $262,000 or $0.02 per share
▪	Non-GAAP net income of $264,000 or $0.02 per share
▪	Cash and cash equivalents of $6.3 million as of September 30, 2014

“We are very pleased to achieve non-GAAP profitability for the fifth consecutive quarter,” said Kurt Busch, Lantronix president and CEO. “During the first quarter, we recorded both sequential and year-over-year revenue growth, due primarily to growth from new product sales that can largely be attributed to our product development philosophy of pursuing collaborative engagements with Tier One lead customers.”

Busch continued: “As we continue to focus our efforts on the core elements of our strategic plan - innovative and disciplined product development, expansion of our sales efforts worldwide, and strong financial and operational discipline, we expect to achieve long-term profitable growth and value for our shareholders.”

Operational and Product Highlights for the First Quarter of Fiscal 2015:

▪	In July 2014, the Company announced the formation of a technology and marketing alliance with Server Technology, a leading producer of high-quality rack mount power distribution units and power monitoring solutions.

▪	In August 2014, the Company launched a high performance, programmable, Ethernet-based system-on-module (SOM), the PremierWave® SE 1000. The new SOM enables rapid development and deployment of industrial IoT applications with enterprise-grade security and device cloud connectivity.

▪	In October 2014, the Company launched the industry’s first modular console manager, the SLC™ 8000 in the U.S., Europe and Japan. Featuring a groundbreaking design that allows for deployment customization and scalability, the SLC 8000 is designed to help IT professionals reduce deployment and management costs by providing secure, centralized out-of-band management for most IT equipment.

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Financial Results for the First Quarter of Fiscal Year 2015

Net revenue was $11.5 million for the first quarter of fiscal 2015, an increase of $653,000, compared to $10.9 million for the first quarter of fiscal 2014 and an increase of $434,000 compared to $11.1 million for the fourth quarter of fiscal 2014. The year-over-year and sequential increases in net revenue were primarily due to growth in the sales of new products.

Gross profit as a percentage of net revenue was 48.5% for the first quarter of fiscal 2015, compared to 49.5% for the first quarter of fiscal 2014 and 50.1% for the fourth quarter of fiscal 2014. Gross profit as a percentage of revenue was lower primarily due to higher costs related to manufacturing overhead.

Operating expenses were $5.8 million for the first quarter of fiscal 2015, an increase of $190,000, compared to $5.6 million for the first quarter of fiscal 2014 and an increase of $57,000 compared to $5.8 million for the fourth quarter of fiscal 2014.

GAAP net loss for the first quarter of fiscal 2015 was $262,000 or $0.02 per share, compared to GAAP net loss of $267,000 or $0.02 per share, for the first quarter of fiscal 2014 and a GAAP net loss of $213,000 or $0.01 per share, for the fourth quarter of fiscal 2014.

Non-GAAP net income for the first quarter of fiscal 2015 was $264,000 or $0.02 per share, compared to non-GAAP net income of $220,000 or $0.01 per share, for the first quarter of fiscal 2014 and non-GAAP net income of $206,000 or $0.01 per share, for the fourth quarter of fiscal 2014. For additional information regarding our non-GAAP results, see “Discussion of Non-GAAP Financial Measures” below.

Cash and cash equivalents were $6.3 million as of both September 30, 2014 and June 30, 2014.

Conference Call and Webcast

Lantronix will host an investor conference call with a simultaneous audio webcast today at 2:00 p.m. Pacific Time (5:00 p.m. Eastern Time) to discuss its fiscal 2015 first quarter results. Those wishing to participate in the live conference call should dial 866-202-0886 (US) or 617-213-8841 (international) using passcode 48735505. A webcast will be available simultaneously via the investor relations section of the Company’s website at www.lantronix.com.

A telephone replay will be available through November 6, 2014 by dialing 888-286-8010 (US) or 617-801-6888 (international) and entering passcode 26457522.

About Lantronix

Lantronix, Inc. (NASDAQ: LTRX) is a global leader of secure communication technologies that simplify access and communication with and between virtually any electronic device. Our smart connectivity solutions enable sharing data between devices and applications to empower businesses to make better decisions based on real-time information, and gain a competitive advantage by generating new revenue streams, improving productivity and increasing efficiency and profitability. Easy to integrate and deploy, Lantronix products remotely and securely connect electronic equipment via networks and the Internet. Founded in 1989, Lantronix products have applications in every industry, including medical, security, industrial and building automation, transportation, retail, POS, financial, government, consumer electronics, and IT/data center. The Company's headquarters are located in Irvine, California. For more information, visit www.lantronix.com. The Lantronix blog, http://www.lantronix.com/blog, features industry discussion and updates. To follow Lantronix on Twitter, please visit http://www.twitter.com/Lantronix.

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Discussion of Non-GAAP Financial Measures

Lantronix believes that the presentation of non-GAAP financial information, when presented in conjunction with the corresponding GAAP measures, provides important supplemental information to management and investors regarding financial and business trends relating to the Company's financial condition and results of operations. The non-GAAP financial measures disclosed by the Company should not be considered a substitute for, or superior to, financial measures calculated in accordance with GAAP, and the financial results calculated in accordance with GAAP and reconciliations of the non-GAAP financial measures to the financial measures calculated in accordance with GAAP should be carefully evaluated. The non-GAAP financial measures used by the Company may be calculated differently from, and therefore may not be comparable to, similarly titled measures used by other companies. The Company has provided reconciliations of the non-GAAP financial measures to the most directly comparable GAAP financial measures. Management believes that non-GAAP net income (loss) and non-GAAP net income (loss) per share are important measures of the Company’s business. Management uses the aforementioned non-GAAP measures to monitor and evaluate ongoing operating results and trends to gain an understanding of our comparative operating performance.

Non-GAAP net income (loss) consists of net income (loss) excluding (i) non-GAAP adjustments to operating expenses, (ii) interest income (expense), (iii) other income (expense), and (iv) income tax provision (benefit).

Non-GAAP net income (loss) per share is calculated by dividing non-GAAP net income (loss) by non-GAAP weighted-average shares outstanding (diluted). For purposes of calculating non-GAAP net income (loss) per share, the calculation of GAAP weighted-average shares outstanding (diluted) is adjusted to exclude share-based compensation, which for GAAP purposes is treated as proceeds assumed to be used to repurchase shares under the GAAP treasury stock method.

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Forward-Looking Statements

This news release contains forward-looking statements, including statements concerning our sales expansion efforts, our relationships with certain customers, and our projected operating and financial performance. These forward-looking statements are intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. We have based our forward-looking statements on our current expectations and projections about trends affecting our business and industry and other future events. Although we do not make forward-looking statements unless we believe we have a reasonable basis for doing so, we cannot guarantee their accuracy. Forward-looking statements are subject to substantial risks and uncertainties that could cause our results or experiences, or future business, financial condition, results of operations or performance, to differ materially from our historical results or those expressed or implied in any forward-looking statement contained in this news release. Some of the risks and uncertainties that may cause actual results to differ from those expressed or implied in the forward-looking statements are described in “Risk Factors” in our Annual Report on Form 10-K filed with the Securities and Exchange Commission, or SEC, as well as in our other filings with the SEC. In addition, actual results may differ as a result of additional risks and uncertainties of which we are currently unaware or which we do not currently view as material to our business. For these reasons, investors are cautioned not to place undue reliance on any forward-looking statements. The forward-looking statements we make speak only as of the date on which they are made. We expressly disclaim any intent or obligation to update any forward-looking statements after the date hereof to conform such statements to actual results or to changes in our opinions or expectations, except as required by applicable law or the rules of the NASDAQ Stock Market, LLC. If we do update or correct any forward-looking statements, investors should not conclude that we will make additional updates or corrections.

Investor Relations Contacts:

Lantronix, Inc.
Jeremy Whitaker

Chief Financial Officer
(949) 453-3990

E.E. Wang

investors@lantronix.com

(949) 614-5879

© 2014 Lantronix, Inc. All rights reserved. Lantronix and PremierWave are registered trademarks of Lantronix, Inc. SLC is a trademark of Lantronix, Inc. All other trademarks and trade names are the property of their respective holders.

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LANTRONIX, INC.

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

 (In thousands)

	September 30,	June 30,
	2014	2014
Assets
Current assets:
Cash and cash equivalents	$6,283	$6,264
Accounts receivable, net	3,543	3,631
Contract manufacturers' receivable	581	359
Inventories, net	8,545	8,404
Prepaid expenses and other current assets	356	524
Total current assets	19,308	19,182
Property and equipment, net	1,490	1,487
Goodwill	9,488	9,488
Deferred tax assets	400	400
Other assets	104	125
Total assets	$30,790	$30,682

Liabilities and stockholders' equity
Current liabilities:
Accounts payable	$4,984	$4,547
Accrued payroll and related expenses	1,823	1,863
Warranty reserve	120	150
Deferred tax liabilities	400	400
Other current liabilities	3,206	3,418
Total current liabilities	10,533	10,378
Long-term capital lease obligations	–	7
Other non-current liabilities	98	131
Total liabilities	10,631	10,516

Commitments and contingencies

Stockholders' equity:
Common stock	1	1
Additional paid-in capital	205,268	205,013
Accumulated deficit	(185,481)	(185,219)
Accumulated other comprehensive income	371	371
Total stockholders' equity	20,159	20,166
Total liabilities and stockholders' equity	$30,790	$30,682

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LANTRONIX, INC.

Unaudited Consolidated Statements of Operations

(In thousands, except per share data)

	Three Months Ended
	September 30,	June 30,	September 30,
	2014	2014	2013
Net revenue (1)	$11,536	$11,102	$10,883
Cost of revenue	5,937	5,543	5,493
Gross profit	5,599	5,559	5,390
Operating expenses:
Selling, general and administrative	4,075	4,097	3,948
Research and development	1,744	1,665	1,681
Total operating expenses	5,819	5,762	5,629
Loss from operations	(220)	(203)	(239)
Interest expense, net	(5)	(6)	(9)
Other income (expense), net	(21)	2	(6)
Loss before income taxes	(246)	(207)	(254)
Provision for income taxes	16	6	13
Net loss and comprehensive loss	$(262)	$(213)	$(267)
Net loss per share (basic and diluted)	$(0.02)	$(0.01)	$(0.02)
Weighted-average common shares (basic and diluted)	14,787	14,707	14,580
Net revenue from related parties	$79	$72	$193

(1)  Includes net revenue from related parties

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LANTRONIX, INC.

Unaudited Reconciliation of Non-GAAP Adjustments

(In thousands, except per share data)

	Three Months Ended
	September 30,	June 30,	September 30,
	2014	2014	2013

GAAP net loss	$(262)	$(213)	$(267)
Non-GAAP adjustments:
Cost of revenue:
Share-based compensation	20	10	13
Depreciation and amortization	139	109	117
Total adjustments to cost of revenue	159	119	130
Selling, general and administrative:
Share-based compensation	174	145	158
Depreciation and amortization	65	69	110
Total adjustments to selling, general and administrative	239	214	268
Research and development:
Share-based compensation	61	52	60
Depreciation and amortization	25	24	1
Total adjustments to research and development	86	76	61
Total non-GAAP adjustments to operating expenses	325	290	329
Interest expense, net	5	6	9
Other income (expense), net	21	(2)	6
Provision for income taxes	16	6	13
Total non-GAAP adjustments	526	419	487
Non-GAAP net income	$264	$206	$220

Non-GAAP net income per share (diluted)	$0.02	$0.01	$0.01

Denominator for GAAP net income (loss) per share (diluted)	14,787	14,707	14,580
Non-GAAP adjustment	396	413	87
Denominator for non-GAAP net income per share (diluted)	15,183	15,120	14,667

GAAP operating expenses	$5,819	$5,762	$5,629
Non-GAAP adjustments to operating expenses	(325)	(290)	(329)
Non-GAAP operating expenses	$5,494	$5,472	$5,300

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LANTRONIX, INC.

Unaudited Net Revenues by Product Line and Region

(In thousands)

	Three Months Ended
	September 30,	June 30,	September 30,
	2014	2014	2013
OEM Modules	$5,628	$5,429	$5,218
Enterprise Solutions	5,908	5,673	5,665
Net revenue	$11,536	$11,102	$10,883

	Three Months Ended September 30,
	2014			2013
	OEM Modules	Enterprise Solutions	Total	OEM Modules	Enterprise Solutions	Total
Americas	$2,409	$4,150	$6,559	$1,864	$3,686	$5,550
EMEA	2,169	1,125	3,294	2,124	1,206	3,330
Asia Pacific	617	312	929	626	392	1,018
Japan	433	321	754	604	381	985
	$5,628	$5,908	$11,536	$5,218	$5,665	$10,883